PAUZE FUNDS
                                   -----------
                              AMENDED AND RESTATED
                              --------------------
                                 CODE OF ETHICS
                                 --------------
                             Adopted March 24, 2000

     The following amended Code of Ethics (the "Code") is adopted by Pauze Funds (the "Fund"), pursuant to Rule 270.17j-1 under the Investment Company Act of 1940 (the "Rule"). It is the purpose of the Code to prohibit persons affiliated with the Fund and with the investment adviser to any Fund series from engaging in securities transactions for their personal accounts when such transactions are likely to conflict with the Fund's investment program for any series of shares that the Fund may offer from time to time.

     The following is a statement of general fiduciary principles that govern personal investment activities by Fund personnel. These principles are: 1) the duty, at all times, to place the interests of shareholders first; 2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and 3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     A. RULE 17J-1. Paragraph A of the Rule is incorporated herein and states generally as follows:

          No affiliated person of a registered investment company, or affiliated person of an investment adviser of a registered investment company shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such investment company:

          1. Employ any device, scheme or artifice to defraud such investment company;

          2. Make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such investment company; or

          4. Engage in any manipulative practice with respect to such investment company.

     B. CODE. This Code is adopted pursuant to paragraph C of the Rule in order to prevent the occurrence of the practices prohibited by the Rule, as set forth in paragraph A of this Code.

     C. DEFINITIONS. As used in this Code:

          1. "Security held or to be acquired" by the Fund means any security, as defined in Rule 17j-1,1 which, within the most recent 15 days, i) is or has been held by the Fund, or ii) is being or has been considered by the Fund or by the investment adviser to a Fund series for the purchase by the Fund for the series.

          A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          2.  "Adviser"  means (i) any  investment  adviser to a Fund series and
(ii) as long as Pauze Swanson & Associates Investment Advisors, Inc. acts as investment adviser to a Fund series, Fund Services, Inc. dba Champion Fund Services.

          3. "Access Person" means the Trustees and officers of the Fund, and directors, officers and employees of any Adviser."

          4. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.2

          5. "Compliance Officer" means Patricia Dobson, or in her absence or in the case of a pre-clearance request by or compliance procedures related to Patricia Dobson, the Compliance Officer shall be Philip Pauze.

---------------------------
     1 "Security shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the board. For purposes of this Code of Ethics, the term "Security" shall include instruments related to but not the same as securities held or to be acquired by the Fund; for example, futures contracts, commodities contracts and convertible securities.

     2 See Appendix A for a definition of "beneficial ownership."

          6. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

          7. "Disinterested Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

          8. "Purchase or sale of a security" includes the purchase or sale of instruments related to, but not the same as, securities held or to be acquired by the Fund.

     D. PROHIBITED PURCHASES AND SALES.

          1. Absent prior approval of the Compliance Officer, no Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale that such security:

               a)   is being considered for purchase or sale by the Fund; or

               b)   is being purchased or sold by the Fund.

          2. Notwithstanding paragraph D(1), in the case of any Fund series which replicates a particular securities index ("Index Fund") a Disinterested Trustee may purchase or sell any of the securities comprising the relevant index, without prior approval, provided (a) such Disinterested Trustee has no information concerning any significant purchase or redemption activities anticipated by the Index Fund, and (b) the purchase or sale is not prohibited by paragraph D(1) with respect to another series of the Fund. "Significant purchase or redemption activity" shall mean combined purchases and redemptions within any 5 trading day period resulting in a change in a series' net assets of 10% or more.

          3. No Access Person (other than a Disinterested Trustee) shall acquire any security in an Initial Public Offering or in a private placement unless such person shall have obtained the prior approval of the Compliance Officer. An
Initial Public Offering is a new security issue. If the acquisition is authorized, the

Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization. In the case of a private placement, such Access Person shall be required to disclose the investment if he or she plays a part in the Fund's subsequent consideration of an investment in the issuer. In such circumstance, the Fund's decision to purchase the issuer's securities shall be subject to an independent review by a person with no personal interest in the issuer.

          4. Any Access Person (other than a Disinterested Trustee) shall be prohibited from buying or selling security for seven days both before and after he or she purchases or sells the same security for the Fund. Any profits realized on trades within the proscribed periods shall be required to be paid over to the Fund.

          5. No Access Person (other than a Disinterested Trustee) shall serve as a director or trustee on the board of directors or trustees of a publicly traded company, unless he or she shall first obtain the approval of the Fund's Board of Trustees after a determination by the Board of Trustees that the board service of the Access Person is consistent with the best interests of the Fund and its shareholders.

          6. No Access Persons (other than a Disinterested Trustee) shall accept for himself or for any other person anything, including gratuities having a total value in excess of one hundred dollars ($100.00) per year from any person or representative of a person where such payment is in relation to the business of the Fund. A gift of any kind is a gratuity.

          7. All Access Persons (other than a Disinterested Trustee) shall instruct their securities brokers that when any such broker executes a securities transaction on behalf of such Access Person, the broker is to send a copy of the trade confirmation directly to the Fund to the attention of the Compliance Officer (See Section E, below) and shall also send a copy of every Account Statement sent to the Access Person to the Compliance Officer.

          8. The Compliance Officer shall regularly review the securities purchases and sales of Access Persons after pre-clearance has been granted, the times when the purchases and sales take place as compared to the times of any purchases and sales of the same securities by the Fund and, in connection with the procedure, the Compliance Officer shall analyze all such trades to determine if there may be a pattern or patterns to such trades.

     E. PRIOR CLEARANCE OF TRANSACTIONS:

          1. Any transaction in a security by an Access Person (other than a Disinterested Trustee) except for a transaction exempted under paragraph E(2) hereof, shall be made only with the prior approval of the Compliance Officer. The determination whether to grant such approval shall be based upon such factors as the Compliance Officer shall deem appropriate and in the best interests of the Fund and its shareholders, including the following: i) the transaction is unlikely to affect the price of the security (e.g., a highly institutional market); ii) the transaction involves a security which is not "held or to be acquired" by the Fund; iii) the transaction is otherwise not related economically to the securities to be purchased, sold or held by the Fund; or iv) the transaction is otherwise consistent with paragraph A of this Code (purchases or sales made pursuant to subparagraphs (i)-(vii) of paragraph E(2) shall be deemed to be in compliance with this Code).

          In determining whether to grant advance clearance for a particular transaction, all relevant factors, including whether an Access Person requesting advance clearance has made a mere recommendation to the Fund or is the decision maker regarding purchase and sales of securities by the Fund, shall be considered.

          Any pre-clearance given under this paragraph E(1) shall remain effective for a period of 7 days.

          2. EXCEPTIONS TO THE PRIOR APPROVAL REQUIREMENT - The prior approval provisions of paragraph E of this Code shall not apply to: i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; ii) Purchases or sales of securities which are not eligible for purchase or sale by the Fund; iii) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund; iv) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; v) Purchases or sales which receive the prior approval of the Compliance Officer because they are only remotely potentially harmful to the Fund, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund; vi) Purchases or sales of securities issued or guaranteed by the United States Government, its agencies and instrumentalities.

     F. DESIGNATED COMPLIANCE OFFICER. The Compliance Officer for the Fund shall be the reviewing person. The Compliance Officer may designate one or more employees of the Fund to perform any functions relating to this Code of Ethics under his or her supervision.

          An Adviser shall provide to the Fund and the Compliance Officer a list of all Access Persons who are employees, officers or directors thereof, and shall periodically update such list.

     G. PROCEDURES WITH REGARD TO DISSEMINATION OF INFORMATION.

          1. Neither an Adviser, nor the Fund, nor any Access Person shall disclose to any Disinterested Trustee of the Fund information regarding the consideration or decision to purchase or sell a particular security when it is contemplated that such action will be taken within the next 7 days, or information regarding the purchase or sale of a particular security occurring within the previous 7 days, unless such information is; i) requested in writing by a Disinterested Trustee of the Fund; or ii) given because it is determined that the Disinterested Trustee should have such information so that he may effectively carry out his or her duties; or iii) given so that the Adviser may carry out its respective duties to the Fund.

          2. If any information covered by paragraph G(1) is given to a disinterested Trustee, such disinterested Trustee shall be advised at that time that he and any other Fund Trustee receiving such information will be considered subject to the provisions of paragraph D hereof with respect to any security included in such information.

          3. Neither an Adviser, nor an Access Person, nor the Fund shall disclose to any Disinterested Trustee of the Fund or any third party information regarding any significant purchase or redemption activity anticipated by an Index Fund.

     H. REPORTING.

          1. Every Access Person shall report to the Compliance Officer the information described in paragraph H(2) below of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires or sells, any direct or indirect beneficial ownership in the security; provided that the report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial interest in the security to which the report relates.

          2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information: i) the date of transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or the principal amount of security involved; ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); iii) the price at which the transaction was effected; iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and v) the date the report is submitted. The report shall also identify any trading account Beneficially Owned by the Access Person during the quarter with a broker, dealer or bank and the date the account was established.

          3. Notwithstanding 1 and 2 above, no person shall be required to make a report:

               a) With respect to transactions effected for any account over which such person does not have any direct or indirect influence and control.

               b) If such person is a Disinterested Trustee of the Fund, unless such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that, during the 7 day period immediately preceding or following the date of the transaction in a security by the Trustee i) in the case of a series that is not an Index Fund, such security is or was purchased or sold, or such purchase or sale is or was being considered, by the series, or ii) in the case of an Index Fund, such security is owned by the Index Fund and the Index Fund is or was anticipating significant redemption or purchase activity.

               c) With respect to transactions effected in open-end mutual fund accounts.

               d) With respect to transactions in U.S. Government or agency obligations or bank certificates of deposit.

          4. Any Access Person whose securities transactions are fully disclosed to the Compliance Officer, through duplicate confirmations or otherwise, need not make any other reports pursuant to this Code of Ethics unless requested to do so by the Compliance Officer.

          5. Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

          6. Each Compliance Officer shall provide periodic reports to the Board of Trustees regarding the operation of this Code of Ethics, and shall specifically report to the Board of Trustees any violation or apparent violation thereof.

          7. Each Access Person who is required to make the reports provided for by the Section H shall be informed of his or her duty to file such reports.

          8. a) Within ten (10) days of becoming an Access Person, or at the time that a person becomes an Access Person, each Access Person must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information as of the date the person became an Access Person i) the title, number of shares and principal amount of each Security Beneficially Owned when the person became an Access Person, ii) the name of any broker/dealer with whom the person maintained an account when the person became an Access Person, and iii) the date the report is submitted.

               b) All Access Persons are required to certify annually that they have read and understand this Code of Ethics and understand that they are subject to it. All Access Persons are required to certify annually that they have complied with the requirements of the Code of Ethics and they have disclosed all personal securities transactions required to be disclosed pursuant to the Code of Ethics. In addition, each Access Person shall annually provide the following information (as of a date no more than 30 days before the report is submitted): i) the title, number of shares and principal amount of each Security Beneficially Owned by the person, ii) the name of any broker, dealer or bank with whom the person maintains an account in which any Securities are held for the direct or indirect benefit of the person, and iii) the date the report is submitted.

               c) The provisions of this paragraph H(8) shall not apply to Disinterested Trustees.

     I. SANCTIONS

          Upon discovering a violation of this Code, the Fund's Board of Trustees may impose such significant remedial action (defined in Section J below) as it deems appropriate.

     J. ANNUAL REPORTING

          Fund Management shall submit an annual report to the Board of Trustees that:

          1. Summarizes existing procedures concerning personal investing and any changes made in the procedures made during the past year; and

          2. Identifies any violations requiring significant remedial action during the past year; and

          3. Identifies any recommended changes in existing restrictions or procedures based on the Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

          4. Certifies that each Adviser and the Fund have each adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

          "Significant Remedial action" shall mean any action that has a pecuniary effect on an individual, such as termination, supervision or demotion or the requirement that a trade be reversed or the profits therefrom disgorged. It also includes nonpecuniary action that might affect a person's promotion opportunities such as reassignment, suspension with pay and formal censure.

                                   APPENDIX A
                      DEFINITION OF "BENEFICIAL OWNERSHIP"
--------------------------------------------------------------------------------

A person has beneficial ownership of an account when the securities in the account are held:

     i)     in his or her name;

     ii)    in his or her spouse's name;

     iii)   in the name of his or her minor children;

     iv)    in the name of any relative living in his or her home;

     v) in his name as trustee for himself or herself or for his or her parents, grandparents, children, grandchildren, spouse, stepchildren or stepparents;

     vi) in a trust in which he or she has a beneficial interest or is the settlor with a power to revoke;

     vii) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

     viii) in the form of a right to acquisition of such security through the exercise or warrants, options, rights or conversation rights;

     ix)    by a partnership of which he or she is a member;

     x)     by a corporation which he or she uses as a personal trading medium;

     xi)    by a holding company which he or she controls; or

     xii) in any other relationship in which a person would have beneficial ownership under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. For example, an Access Person with investment discretion over an investment account is considered to beneficially own the securities held in that account and, therefore, transactions in the account are attributable to the Access Person for purposes of this Code.

                                                               Calendar Quarter:
                                                                           Year:
                    QUARTERLY SECURITIES TRANSACTIONS REPORT

     Persons   subject  to  the  Code  of  Ethics  must  report  ALL  securities transactions (including exempt transactions and transactions involving affiliated mutual funds) executed during the reporting period. The report must be returned to the Compliance Officer, regardless of whether any securities transactions occurred, before the tenth (10th) day after the close of the calendar quarter. Please note that this Report covers all securities which you Beneficially Owned.

|_| I have executed no securities transactions during the quarter. |_| The following is a complete list of my securities transactions:

=====================================================================================================================
                                                              # OF SHARES OR
                             TRANSACTION    PURCHASE, SALE,  PRINCIPAL AMOUNT
       SECURITY*                DATE           OR OTHER         OF SECURITY      UNIT PRICE       EXECUTING BROKER
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

*Provide interest rate and maturity date if applicable

|_| I have not opened a brokerage account during the quarter.
|_| The following is a complete list of all brokerage accounts I opened during the quarter:

============================================================================================================================
       NAME OF BROKER, DEALER OR BANK:                        ACCOUNT NAME:                        DATE ESTABLISHED:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

     I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all securities transactions that require disclosure.

Printed Name:                           Signature:
             -----------------------               -----------------------------
                                        Filing Date:
                                                     ---------------------------

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.